Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Annual Report of SiRF Technology Holdings, Inc., on Form 10-K for the year ended December 27, 2008 as filed with the Securities and Exchange Commission, or the Report, I, Diosdado P. Banatao, Executive Chairman and Interim Chief Executive Officer, and I, Dennis Bencala, Chief Financial Officer, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of SiRF Technology Holdings, Inc.

Date: February 27, 2009	/s/ DIOSDADO P. BANATAO
Diosdado P. Banatao Executive Chairman and Interim Chief Executive Officer

Date: February 27, 2009	/s/ DENNIS BENCALA
Dennis Bencala Chief Financial Officer